Exhibit 99.1

FOR IMMEDIATE RELEASE
April 18, 2018

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE FIRST QUARTER 2018

Earnings Summary
(in thousands except per share data)	1Q 2018	4Q 2017	1Q 2017
Net income	$15,814	$14,912	$11,277
Earnings per share	$0.89	$0.84	$0.64
Earnings per share - diluted	$0.89	$0.84	$0.64

Return on average assets	1.55%	1.43%	1.15%
Return on average equity	12.00%	11.18%	9.02%
Efficiency ratio	59.24%	57.76%	61.18%
Tangible common equity	11.43%	11.43%	11.14%

Dividends declared per share	$0.33	$0.33	$0.32
Book value per share	$30.33	$30.00	$28.73

Weighted average shares	17,671	17,650	17,615
Weighted average shares - diluted	17,687	17,674	17,638

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports record earnings for the first quarter 2018 of $15.8 million, or $0.89 per basic share, compared to $14.9 million, or $0.84 per basic share, earned during the fourth quarter 2017 and $11.3 million, or $0.64 per basic share, earned during the first quarter 2017.

1st Quarter 2018 Highlights

❖	Net interest income for the quarter of $34.6 million was a decrease of $0.5 million, or 1.5%, from fourth quarter 2017 but an increase of $1.5 million, or 4.5%, from prior year first quarter.

❖	Provision for loan losses for the quarter ended March 31, 2018 decreased $1.9 million from prior quarter and $0.3 million from prior year same quarter.

❖	Our loan portfolio decreased $4.7 million, an annualized 0.6%, during the quarter but increased $148.4 million, or 5.0%, from March 31, 2017.

❖
Net loan charge-offs for the quarter ended March 31, 2018 were $1.9 million, or 0.25% of average loans annualized, compared to $3.1 million, or 0.39%, experienced for the fourth quarter 2017 and $1.4 million, or 0.20%, for the first quarter 2017.

❖
Nonperforming loans at $25.9 million decreased $2.3 million from December 31, 2017 but increased $0.9 million from March 31, 2017.  Nonperforming assets at $58.1 million decreased $2.3 million from December 31, 2017 and $2.8 million from March 31, 2017.

❖	Deposits, including repurchase agreements, increased $56.8 million during the quarter and $147.2 million from March 31, 2017.

❖
Noninterest income for the quarter ended March 31, 2018 of $13.3 million was an increase of $0.9 million, or 7.2%, from prior quarter and $1.7 million, or 15.0%, from prior year same quarter.  The increase in noninterest income included a $1.2 million increase in bank owned life insurance revenue as a result of death benefits.

❖
Noninterest expense for the quarter ended March 31, 2018 of $28.7 million increased $0.9 million, or 3.4%, from prior quarter, and $1.0 million, or 3.8%, from prior year same quarter.  The variance in noninterest expense from prior quarter included increases in bank franchise taxes, net other real estate owned expense, and repossession expense.  The variance from prior year included increases in personnel expense, taxes other than property/payroll, operating losses, and repossession expense.

❖
Income tax expense was positively impacted this quarter by the change in the corporate income tax rate from 35% to 21%.  We utilize various tax exempt investments, including municipal bonds, bank owned life insurance, and low income housing projects, to lower our effective income tax rate.  With the current tax laws, we expect our effective income tax rate for the year to be within the 13% to 17% range.

Net Interest Income

Net interest income for the quarter of $34.6 million was a decrease of $0.5 million, or 1.5%, from fourth quarter 2017 but an increase of $1.5 million, or 4.5%, from prior year first quarter.  Our net interest margin at 3.65% remained flat from prior quarter but was down three basis points from prior year same quarter, while our average earning assets increased $1.2 million and $165.5 million, respectively, during those same periods.  Our yield on average earning assets increased 6 basis points from prior quarter and 20 basis points from prior year same quarter, and our cost of funds increased 7 basis points from prior quarter and 31 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 88.6% for the quarter ended March 31, 2018 compared to 89.1% for the quarter ended December 31, 2017 and 87.9% for the quarter ended March 31, 2017.

Noninterest Income

Noninterest income for the quarter ended March 31, 2018 of $13.3 million was an increase of $0.9 million, or 7.2%, from prior quarter and $1.7 million, or 15.0%, from prior year same quarter.  The increase in noninterest income included an increase of $1.2 million in bank owned life insurance revenue as a result of death benefits.  This increase was partially offset by $0.3 million in losses on the sale of securities.

Noninterest Expense

Noninterest expense for the quarter ended March 31, 2018 of $28.7 million increased $0.9 million, or 3.4%, from prior quarter, and $1.0 million, or 3.8%, from prior year same quarter.  The variance in noninterest expense from prior quarter included increases in bank franchise taxes ($0.5 million), net other real estate owned expense ($0.5 million), and repossession expense ($0.2 million).  The quarter over quarter increase in noninterest expense was partially offset by a $0.2 million decrease in personnel expense.  Bonuses and incentives declined by $0.6 million due to the one-time bonus declared in December 2017, while cost increases included group medical and life insurance ($0.3 million), salaries ($0.1 million), and payroll taxes ($0.1 million).  The variance in noninterest expense from prior year included an increase in personnel expense of $0.7 million, primarily due to an increase in the cost of group medical and life insurance ($0.5 million) and salaries ($0.2 million), in addition to increases in bank franchise taxes ($0.2 million), operating losses ($0.2 million), and repossession expense ($0.2 million).  The year over year increase in noninterest expense was partially offset by a $0.2 million decrease in data processing expense.

Balance Sheet Review

CTBI’s total assets at $4.2 billion increased $59.5 million, or 5.8% annualized, from December 31, 2017 and $161.6 million, or 4.0%, from March 31, 2017.  Loans outstanding at March 31, 2018 were $3.1 billion, a decrease of $4.7 million, or an annualized 0.6%, from December 31, 2017 but an increase of $148.4 million, or 5.0%, from March 31, 2017.  We experienced a decrease during the quarter of $7.6 million in the commercial loan portfolio, $1.8 million in the indirect loan portfolio, and $1.2 million in the consumer direct loan portfolio, partially offset by an increase of $5.9 million in the residential loan portfolio.  The decline in the commercial loan portfolio was the result of the payout of a $13 million dealer floor plan.  CTBI’s investment portfolio increased $19.1 million, or an annualized 13.2%, from December 31, 2017 but decreased $1.0 million, or 0.2%, from March 31, 2017.  Deposits in other banks increased $20.2 million from prior quarter and $2.6 million from March 31, 2017.  Deposits, including repurchase agreements, at $3.6 billion increased $56.8 million, or an annualized 6.6%, from December 31, 2017 and $147.2 million, or 4.3%, from March 31, 2017.

Shareholders’ equity at March 31, 2018 was $537.5 million, a 5.2% annualized increase from the $530.7 million at December 31, 2017 and a 5.9% increase from the $507.5 million at March 31, 2017.  CTBI’s annualized dividend yield to shareholders as of March 31, 2018 was 2.92%.

Asset Quality

CTBI’s total nonperforming loans, not including troubled debt restructurings, were $25.9 million, or 0.83% of total loans, at March 31, 2018 compared to $28.3 million, or 0.91% of total loans, at December 31, 2017 and $25.1 million, or 0.84% of total loans, at March 31, 2017.  Accruing loans 90+ days past due decreased $1.1 million from prior quarter but increased $0.4 million from March 31, 2017.  Nonaccrual loans decreased $1.2 million during the quarter, but increased $0.4 million from March 31, 2017.  Accruing loans 30-89 days past due at $16.9 million was a decrease of $2.5 million from December 31, 2017 but an increase of $1.6 million from March 31, 2017.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at March 31, 2018 totaled $48.2 million, a $0.8 million increase from the $47.4 million at December 31, 2017 but a $2.1 million decrease from the $50.3 million at March 31, 2017.

Our level of foreclosed properties at $32.0 million at March 31, 2018 was relatively flat to December 31, 2017, but a $3.7 million decrease from the $35.7 million at March 31, 2017.  Sales of foreclosed properties for the quarter ended March 31, 2018 totaled $0.8 million while new foreclosed properties totaled $1.3 million.  At March 31, 2018, the book value of properties under contracts to sell was $2.5 million; however, the closings had not occurred at quarter-end.  Write-downs on foreclosed properties for the first quarter 2018 totaled $0.5 million compared to $0.2 million in the fourth quarter 2017 and $0.5 million in the first quarter 2017.

Net loan charge-offs for the quarter ended March 31, 2018 were $1.9 million, or 0.25% of average loans annualized, compared to $3.1 million, or 0.39%, experienced for the fourth quarter 2017 and $1.4 million, or 0.20%, for the first quarter 2017.  Of the net charge-offs for the quarter, $0.3 million were in commercial loans, $1.2 million were in indirect auto loans, $0.2 million were in residential loans, and $0.2 million were in consumer direct loans.  Allocations to loan loss reserves were $0.9 million for the quarter ended March 31, 2018 compared to $2.9 million for the quarter ended December 31, 2017 and $1.2 million for the quarter ended March 31, 2017.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at March 31, 2018 was 135.6% compared to 127.8% at December 31, 2017 and 142.4% at March 31, 2017.  Our loan loss reserve as a percentage of total loans outstanding was reduced to 1.13% at March 31, 2018 from the 1.16% at December 31, 2017 and the 1.20% at March 31, 2017.  The decline in the loan loss reserve is primarily attributable to a reduction in our soft factor allocation for trends in delinquencies.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.2 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2018
(in thousands except per share data and # of employees)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Interest income	$40,580	$40,673	$36,768
Interest expense	5,989	5,571	3,678
Net interest income	34,591	35,102	33,090
Loan loss provision	946	2,862	1,229

Gains on sales of loans	279	423	256
Deposit service charges	6,221	6,463	5,960
Trust revenue	2,958	2,684	2,586
Loan related fees	1,144	1,108	1,005
Securities gains (losses)	(288)	15	(8)
Other noninterest income	2,996	1,723	1,780
Total noninterest income	13,310	12,416	11,579

Personnel expense	15,619	15,782	14,924
Occupancy and equipment	2,833	2,804	2,813
Data processing expense	1,636	1,782	1,789
FDIC insurance premiums	314	316	292
Other noninterest expense	8,279	7,052	7,826
Total noninterest expense	28,681	27,736	27,644

Net income before taxes	18,274	16,920	15,796
Income taxes	2,460	2,008	4,519
Net income	$15,814	$14,912	$11,277

Memo: TEQ interest income	$40,804	$41,186	$37,277

Average shares outstanding	17,671	17,650	17,615
Diluted average shares outstanding	17,687	17,674	17,638
Basic earnings per share	$0.89	$0.84	$0.64
Diluted earnings per share	$0.89	$0.84	$0.64
Dividends per share	$0.33	$0.33	$0.32

Average balances:
Loans	$3,111,116	$3,116,070	$2,954,283
Earning assets	3,870,216	3,869,028	3,704,690
Total assets	4,144,105	4,141,555	3,975,089
Deposits, including repurchase agreements	3,511,260	3,498,571	3,362,792
Interest bearing liabilities	2,782,467	2,778,996	2,660,794
Shareholders' equity	534,278	529,334	507,237

Performance ratios:
Return on average assets	1.55%	1.43%	1.15%
Return on average equity	12.00%	11.18%	9.02%
Yield on average earning assets (tax equivalent)	4.28%	4.22%	4.08%
Cost of interest bearing funds (tax equivalent)	0.87%	0.80%	0.56%
Net interest margin (tax equivalent)	3.65%	3.65%	3.68%
Efficiency ratio (tax equivalent)	59.24%	57.76%	61.18%

Loan charge-offs	$2,977	$3,962	$2,491
Recoveries	(1,069)	(860)	(1,042)
Net charge-offs	$1,908	$3,102	$1,449

Market Price:
High	$50.70	$51.90	$50.40
Low	$43.00	$45.00	$43.25
Close	$45.20	$47.10	$45.75

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2018
(in thousands except per share data and # of employees)

	As of	As of	As of
	March 31, 2018	December 31, 2017	March 31, 2017
Assets:
Loans	$3,118,241	$3,122,940	$2,969,865
Loan loss reserve	(35,189)	(36,151)	(35,713)
Net loans	3,083,052	3,086,789	2,934,152
Loans held for sale	1,145	1,033	2,599
Securities AFS	604,890	585,761	605,701
Securities HTM	659	659	858
Other equity investments	22,814	22,814	22,814
Other earning assets	159,608	139,392	163,362
Cash and due from banks	44,792	47,528	51,089
Premises and equipment	45,860	46,318	47,298
Goodwill and core deposit intangible	65,490	65,490	65,583
Other assets	167,427	140,447	140,705
Total Assets	$4,195,737	$4,136,231	$4,034,161

Liabilities and Equity:
NOW accounts	$55,034	$51,218	$50,762
Savings deposits	1,131,371	1,108,572	1,093,019
CD's >=$100,000	705,978	702,218	601,063
Other time deposits	601,942	610,925	609,990
Total interest bearing deposits	2,494,325	2,472,933	2,354,834
Noninterest bearing deposits	825,345	790,930	804,944
Total deposits	3,319,670	3,263,863	3,159,778
Repurchase agreements	244,822	243,814	257,497
Other interest bearing liabilities	67,241	67,498	73,614
Noninterest bearing liabilities	26,515	30,357	35,788
Total liabilities	3,658,248	3,605,532	3,526,677
Shareholders' equity	537,489	530,699	507,484
Total Liabilities and Equity	$4,195,737	$4,136,231	$4,034,161

Ending shares outstanding	17,721	17,693	17,661
Memo: Market value of HTM securities	$660	$660	$858

30 - 89 days past due loans	$16,914	$19,388	$15,316
90 days past due loans	9,027	10,176	8,583
Nonaccrual loans	16,923	18,119	16,498
Restructured loans (excluding 90 days past due and nonaccrual)	56,119	53,010	55,822
Foreclosed properties	32,004	31,996	35,665
Other repossessed assets	118	155	103

Common equity Tier 1 capital	15.73%	15.33%	15.21%
Tier 1 leverage ratio	13.14%	12.89%	12.85%
Tier 1 risk-based capital ratio	17.62%	17.22%	17.25%
Total risk based capital ratio	18.78%	18.41%	18.49%
Tangible equity to tangible assets ratio	11.43%	11.43%	11.14%
FTE employees	986	990	996